Exhibit 10(em)




                                    AGREEMENT




This Agreement, entered into this 20th of May, 2004, between Kambrium, AB ("Kambrium") having a place of business at Stora Angsholmen, S-178 903 DROTTNINGHOLM, Sweden, and NCT Group, Inc. ("NCT") having a place of business at 20 Ketchum Street, Westport, CT 06880, describes the arrangements, terms and conditions under which both Kambrium and NCT agree to proceed.

1. Objective: Kambrium will assist NCT, in particular its subsidiary Artera Group, Inc., in establishing distribution agreements, large end user sales, resellers, capital, funding, joint venture partners, and private network opportunities.

2. Term of the Agreement: The Initial Term of this Agreement shall be for a one year period, but will automatically be extended beyond the expiration of such Initial term for additional consecutive one (1) year terms upon the anniversary of the commencement of each one (1) year term unless terminated by either party upon written notice to the other no less than thirty (30) days prior to the expiration of each respective term. Termination shall in no way affect transactions already completed for which compensation is due to Kambrium as described in Paragraph 4 below.

3. Non-Compete: Kambrium shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement. NCT acknowledges and agrees Kambrium will perform services for other companies, except that it may not do so for companies that directly compete with NCT during the term of this Agreement..

4. Compensation: As compensation for Kambrium's services hereunder, NCT shall promptly pay to Kambrium as follows:

          (a) Engagement Fee: A fee of $32,800 shall be paid to Kambrium on the signing of this Agreement.

          (b) Raising Capital and Debt: A fee shall be paid to Kambrium of 5% (six percent) of the equity capital and 1% (one percent) for debt obligations raised for NCT from those parties listed as "Investors" on Schedule A. Kambrium will also receive warrants exercisable in two (2) years to purchase an amount of equity in NCT equal to 5% of the equity sold, at the same price as the equity sold. "Equity Capital," as used in this provision shall include funds used to purchase (a) debt obligations which are convertible into equity, (b) any obligations or equity containing "put" options, (c) preferred stock of any nature and (d) any other NCT obligations in which the holder has rights in addition to repayment (other than rights against collateral).


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          (c)  Licensing and Distribution  Fees: A fee shall be paid to Kambrium of 7% (seven per cent) of the gross revenues received, when received, under any licensing and/or distribution agreements between NCT and those parties listed on Schedule "A" attached hereto as Business Targets. "Gross Revenues" are defined as all revenues received under a licensing and/or distribution agreement between NCT and a Business Target less verifiable direct costs incurred by NCT in delivery of the contracted license, services or products required by such agreement. The 7% fee, as discussed above, shall be paid for a period of three (3) years from the date that revenue is first received from each Business Target listed on Schedule A, and thereafter, the fee shall be 5% of Gross Revenue from such Business Targets.

          (d) Joint Venture Income: In the event NCT enters into a joint venture, partnership or other business relationship with any Investor or Business Target that results in gross revenues being paid to NCT, Kambrium will receive a fee of 7% (seven percent) of said revenues received, when received, that result from the aforementioned, less verifiable direct costs incurred by NCT in delivery of the contracted license (if any), services or products required by the business relationship entered into between NCT and such Business Target(s). The 7% fee, as discussed above, shall be paid for a period of three (3) years from the date that revenue is first received from each Investor or Business Target listed on Schedule A, and thereafter, the fee shall be 5% of Gross Revenue from such Business Targets.

          (e) Sale of NCT: In the event any Investor or Business Target purchases greater than a majority interest of NCT, Kambrium shall receive 6% (six percent) of such purchase price. "Purchase price" shall mean any compensation of any nature received, or to be received, by NCT from such transaction, including any legal, beneficial or equitable interest in a business such as stock, stock options, partnership interests, member interests, beneficial trust interests and similar types of interests as well as any deferred compensation.

          (f) Adding and Deleting from Schedules: A prospective Investor or Business Target shall be added to Schedule A with written consent from NCT. Any such prospect may be removed from Schedule A if it does not enter into a business relationship with NCT within three
               (3) months of its addition to Schedule A. If in NCT's opinion reasonable progress is being made towards entering into a business relationship the three (3) month period will be extended in writing until such time as the prospect is deemed by NCT to be inactive.


          (g) Equity. Kambrium may request any of the above- described fees as equity in NCT instead of cash. NCT at its sole discretion may decide to honor the request. If NCT decides to honor the request, the price of the equity will be mutually agreed upon by the parties at the time


Agreement for Kambrium 05-24-04

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               of the  request  but in no event will such price be greater  than the price of the last capital infusion. Kambrium and NCT may, on a comparable basis, agree that Kambrium will receive equity in any joint venture or similar transaction referred to in this Paragraph 4 in lieu of all or part of the cash fee provided for herein.

          (h) If Kambrium uses other entities to assist them, then Kambrium is responsible for the compensation to those entities.

5. Expenses: Kambrium agrees that ordinary expenses incurred by it associated with this agreement will be paid by Kambrium, except as agreed in advance by NCT and Kambrium.

6. Relationship: Except to such extent as might hereinafter be expressly agreed for a particular purpose, Kambrium shall not have the authority to obligate or commit NCT in any manner whatsoever.

7. Information: NCT acknowledges that Kambrium will rely on information furnished by NCT concerning NCT's business affairs without independent certification and represents that such information will be materially complete and correct.

8. Confidentiality: Except in the course of the performance of its duties hereunder, Kambrium agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

9.   Assignment: This Agreement shall not be assignable by either party.

10. Governing Law: This Agreement shall be deemed to be a contract made under the laws of the State of Connecticut in the United States of America, and for all purposes shall be construed in accordance with the laws of said State and Country.

11.  Miscellaneous.

          (a) NCT agrees to provide Kambrium, in regard to any transaction contemplated hereby, with a timely copy of all letters of intent, offers, counter-offers, final agreements, closing statements and any other information or materials which are pertinent to such transaction.

          (b) Each of the undersigned signatories, individually and on behalf of NCT and Kambrium, respectively, represents and warrants that he or she has the authority to enter into this Agreement.

          (c) "NCT," as used in this Agreement, shall mean the NCT Group, Inc. and any of its affiliates or successors-in-interest. With regard to the Artera Optimization Software Service, license is limited to finding distribution agents and technology applications, as listed in the Schedule A, for the Artera Turbo Residential and Artera Turbo Small Business products. Other products may only be included, on a case by case basis, with the prior written consent of NCT, and a listing on the Schedule A attached hereto.


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          (d)  No communications,  consents and other notices hereunder shall be effective unless in writing and delivered by overnight courier, telecopy or facsimile, or mailed by certified mail, postage prepaid, return receipt requested, and properly addressed to the intended recipient at its last known address.


AGREED AND ACCEPTED:
-------------------


For NCT Group, Inc.

By: /s/  Michael J. Parrella
    ----------------------------------
         Michael J. Parrella
         Chairman and CEO

Date:    05/24/04
         -----------------------------


For Kambrium A.B.

By: /s/  Carl Horn af Rantzien
    ----------------------------------
         Carl Horn af Rantzien
         Managing Director

Date:    05/25/04
         -----------------------------


Agreement for Kambrium 05-24-04

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                                   Schedule A


DirectTV/direcway.com
Hughes Network Systems
Telia -Sonera
Nokia
Ericsson
Hutchinson-Whampoa
Virgin Holdings
Milicom
Glocalnet
Deutsche Telekom
Comviq
Tele2
Bredbandsbolaget
Telenor


Agreement for Kambrium 05-24-04